Exhibit 23.1

2451 N. McMullen Booth Road Suite 308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-193047 on Form S-8 of our report dated March 26, 2014 included in this Annual Report on Form 10-K of Medytox Solutions, Inc. relating to the financial statements and financial statement schedules for the years ended December 31, 2013 and 2012.

/s/ DKM Certified Public Accountants

Clearwater, FL

March 28, 2014

PCAOB Registered
AICPA Member